As filed with the Securities and Exchange Commission on November 10, 2026
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WESTROCK COFFEE COMPANY
(Exact Name of Registrant as Specified in Its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	80-0977200 (I.R.S. Employer Identification Number)
4009 N. Rodney Parham Rd.
4th Floor
Little Rock, Arkansas 72212
Telephone: (501) 918-9358
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

L. Keith Harvey
4009 N. Rodney Parham Rd.
4th Floor
Little Rock, Arkansas 72212
Telephone: (501) 918-9358
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Brandon C. Price, Esq.
Ahsan M. Barkatullah, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Telephone: (212) 403-1000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement on Form S-3 (this “Registration Statement”) is a replacement registration statement being filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to securities that remain unsold by the registrant (the “Unsold Securities”) under the first prospectus in the registration statement on Form S-3 (File No. 333-274827), which was declared effective on November 17, 2023 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the registrant is registering on this Registration Statement an aggregate of $487,268,924.28 of such Unsold Securities. The aggregate filing fee paid in connection with such Unsold Securities was $71,920.89 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Pursuant to Rule 415(a)(6) under the Securities Act, the registration fee applicable to the Unsold Securities is being carried forward to this Registration Statement.
Pursuant to Rule 415(a)(5)(ii) under the Securities Act, by filing this Registration Statement, the registrant may issue and sell securities under the Prior Registration Statement until the earlier of (i) the effective date of this Registration Statement and (ii) May 16, 2027, which is 180 days after the third anniversary of the effective date of the Prior Registration Statement (the “Expiration Date”). All offers and sales by the registrant under the Prior Registration Statement will be deemed terminated on the Expiration Date, except to the extent covered by this Registration Statement.
To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any Unsold Securities under the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.
PRELIMINARY PROSPECTUS (Subject to Completion) Dated November 10, 2026
Up to $500,000,000

Shares of Common Stock
Shares of Preferred Stock
Depositary Shares
Warrants
Units

From time to time, Westrock Coffee Company (together with its consolidated subsidiaries, “Westrock,” the “Company,” “we” or “us”) may offer and sell up to an aggregate amount of $500,000,000 of any combination of the securities described in this prospectus, either individually or in combination, at prices and on terms described in one or more supplements to this prospectus. This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.
Our shares of common stock, par value $0.01 per share (the “Common Shares”) are listed on the Nasdaq Global Market (“Nasdaq”) under the trading symbol “WEST”. On November 9, 2026, the last reported sale price of our Common Shares on the Nasdaq was $8.79 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. The Company anticipates that it will no longer be an emerging growth company as of December 31, 2026 and, as a result, we will no longer be able to take advantage of the reduced disclosure and other obligations that are available to emerging growth companies after that date.
Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page 3 of this prospectus, in any applicable prospectus supplement and in our filings with the U.S. Securities and Exchange Commission (“SEC”) that are incorporated by reference herein.
The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any shares of our securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and overallotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 10, 2026.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process under the Securities Act. Under this shelf registration statement, we may, from time to time, offer and sell in one or more offerings Common Shares, shares of one or more series of our preferred stock, par value $0.01 per share, depositary shares, warrants to purchase any of such securities and/or units either individually or in combination with other securities, in one or more offerings, up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer.
Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the section titled “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.
We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”

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PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the section titled “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless the context indicates otherwise, references in this prospectus to the “Company,” “Westrock,” “we,” “us,” “our” and similar terms refer to Westrock Coffee Company, a Delaware corporation, and its consolidated subsidiaries.
Westrock Coffee Company
Overview
Westrock is an integrated beverage solutions platform serving the world’s largest brands across packaged coffee, tea, ready-to-drink coffee, energy, and functional beverage categories. With our global manufacturing and sourcing footprint, the Company formulates, manufactures, and packages beverages in cans, glass, multi-serve bottles, single-serve capsules, bulk extract, and concentrates, backed by a digitally traceable supply chain. With operations spanning 10 countries, Westrock partners with brands across retail, foodservice, convenience, consumer packaged goods (“CPG”), and hospitality to bring beverage programs to market at scale.
Our platform is built upon four fundamental pillars that enable us to positively impact the coffee, tea, flavors, extracts, and ingredients ecosystems from crop to cup: (i) we operate a transparent supply chain, (ii) we develop innovative beverage solutions tailored to our customers’ specific needs, (iii) we deliver a high quality and comprehensive set of products to our customers, and (iv) we leverage our scaled international presence to serve our blue-chip customer base. These four tenets comprise the backbone of our platform and position us as a leading provider of value-added beverage solutions. By partnering with Westrock, our customers also benefit from the benchmark-setting responsible sourcing policies and strong environmental, social, and governance focus surrounding our products, top tier consumer insights, and a differentiated product ideation process. Leading brands choose us because we are singularly positioned to meet their needs, while simultaneously driving a new standard for sustainably and responsibly sourced products.
We operate our business in two segments: Beverage Solutions and Sustainable Sourcing & Traceability (“SS&T”).
Beverage Solutions:   Through this segment, we combine our product innovation and customer insights to provide value-added beverage solutions, including coffee, tea, flavors, extracts, and ingredients. We provide products in a variety of packaging, including branded and private label coffee in bags, fractional packs, single serve cups, multi-serve bottles and ready-to-drink bottles and cans, as well as extract solutions to be used in products such as cold brew and ready-to-drink offerings. Currently, we serve customers in the United States, Europe, and Asia through the retail, food service and restaurant, convenience store and travel center, non-commercial account, CPG and hospitality industries.
Sustainable Sourcing & Traceability:   Through this segment, we utilize our proprietary technology and digitally traceable supply chain to directly impact and improve the lives of our farming partners, provide tangible economic empowerment and emphasize environmental accountability and farmer literacy.
The Company operates manufacturing and distribution facilities in Concord, North Carolina, North Little Rock, Arkansas, Conway, Arkansas, and Johor Bahru, Malaysia. In addition, the Company operates Trading and Representative offices in Lewes, UK, Austin, Texas, Lima & Jaen, Peru, Addis Ababa, Ethiopia, Johor Bahru, Malaysia, and Seoul, Korea.

For the nine months ended September 30, 2026 and years ended December 31, 2025, 2024 and 2023, Westrock had total revenues of $914.7 million, $1.2 billion, $850.7 million and $864.7 million, respectively, and, for the same periods, net losses of $32.2 million, $90.5 million, $80.3 million and $34.6 million, respectively.
Corporate Information
We are a Delaware corporation. Our principal executive offices are located at 4009 N. Rodney Parham Road, 4th Floor, Little Rock, Arkansas 72212. Our telephone number is (501) 918-9358.
Our web page address is www.westrockcoffee.com. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this document or any other document that we file with or furnish to the SEC.
We are an “emerging growth company” (an “EGC”), as defined in the Jumpstart Our Business Startups Act of 2012. As an EGC, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation. The Company anticipates that it will no longer be an EGC as of December 31, 2026 and, as a result, we will no longer be able to take advantage of the reduced disclosure and other obligations that are available to emerging growth companies after that date.
Nasdaq Global Market Listing
Our Common Shares are listed on the Nasdaq under the symbol “WEST”. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq or any other securities market or other exchange of the securities covered by the applicable prospectus supplement.

RISK FACTORS
Our business and investing in our securities involve a high degree of risk. You should carefully consider the risks described under the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks identified in these SEC filings could have a material and adverse impact on our business, prospects, results of operations, financial condition and cash flows. If any such events were to happen, the trading price of our Common Shares and the value of our other securities could decline, and you could lose all or part of your investment. Please also read carefully the section below titled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, risks related to the following:
•
the fact that we have incurred net losses in the past, may incur net losses in the future, and may not achieve profitability;

•
risks associated with operating a coffee trading business and a coffee-exporting business;

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the volatility and increases in the cost of green coffee, tea and other ingredients and packaging, and our inability to pass these costs on to customers;

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our inability to secure an adequate supply of key raw materials, including green coffee and tea, or disruption in our supply chain;

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deterioration in general macroeconomic conditions and/or decreases in consumer spending on discretionary items;

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disruption in operations at any of our, our suppliers’ or our co-manufacturers’ production, distribution or manufacturing facilities or other loss of manufacturing capacity;

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our inability to anticipate customer preferences and successfully develop new products;

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climate change, which may increase commodity costs, damage our facilities and disrupt our production capabilities and supply chain;

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failure to retain key personnel or recruit qualified personnel;

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our inability to hedge commodity risks;

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consolidation among our distributors and customers or the loss of any key customer;

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complex and evolving U.S. and international laws and regulations, and noncompliance therewith subjecting us to criminal or civil liability;

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future acquisitions of businesses, which may divert our management’s attention, prove difficult to effectively integrate and fail to achieve their projected benefits;

•
our inability to effectively manage the growth and increased complexity of our business;

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our inability to maintain or grow market share through continued differentiation of our product and competitive pricing;

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our inability to secure the additional capital needed to operate and grow our business;

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future litigation or legal disputes, which could lead us to incur significant liabilities and costs or harm our reputation;

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a material failure, inadequacy or interruption of our information technology systems;

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the unauthorized access, theft, use or destruction of personal, financial or other confidential information relating to our customers, suppliers, employees or business;

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our future level of indebtedness, which may reduce funds available for other business purposes and reduce our operational flexibility;

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our inability to comply with the financial covenants in our credit agreement;

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our inability to successfully commercialize customers at our Conway, Arkansas facility, and generate positive operating cash flows within the anticipated time frame;

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our corporate structure and organization, which may prevent or delay attempts to acquire a controlling interest in the Company;

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the fact that our largest shareholders (and certain members of our management team) own a significant percentage of our stock and will be able to exert significant control over matters subject to shareholder approval;

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the impact of current global economic conditions, including those caused by tariffs and trading restrictions, economic slowdowns or recessions, changes in political, economic or industry conditions, global conflicts (including the ongoing conflicts in Europe, the Middle East and Latin America), inflation, the interest rate environment, U.S. government shutdowns, downgrades to the U.S. government’s sovereign credit rating or other conditions affecting the global financial and capital markets, and epidemic, pandemic or other health issues; and

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other risks and uncertainties, including those indicated from time to time in filings made with the SEC.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS
We would receive up to an aggregate of $500,000,000 from the issuance and sale of the securities being offered pursuant to this prospectus from time to time, less any underwriting discounts and commissions, if underwriters are used, and expenses.
Except as described in any applicable prospectus or prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds for working capital and general corporate purposes.

DESCRIPTION OF SECURITIES
The following description summarizes certain important terms of our capital stock, including the provisions included in our certificate of incorporation, bylaws and our amended and restated investor rights agreement, dated as of June 29, 2023, as amended November 5, 2024 (the “Investor Rights Agreement”). This description is not complete and is qualified by reference to the full text of our certificate of incorporation, bylaws and the Investor Rights Agreement, which are included as exhibits to the registration statement of which this prospectus is a part, as well as the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”).
General
Our authorized capital stock consists of 300,000,000 Common Shares and 50,000,000 shares of preferred stock (“Preferred Shares”), of which 24,000,000 shares are designated as Series A convertible preferred stock (the “Series A Preferred Shares”).
As of November 4, 2026, Westrock had approximately 100,074,389 Common Shares and 23,510,527 Series A Preferred Shares issued and outstanding.
Common Stock
Voting
Each holder of Common Shares is entitled to one vote for each share on all matters submitted to a vote of the stockholders. Holders of Common Shares vote, as a single class, with holders of Series A Preferred Shares, on an as-converted basis, on all matters submitted to a vote of the stockholders.
Dividends
Subject to preferences that may apply to any outstanding Preferred Shares, including the Series A Preferred Shares, holders of Common Shares are entitled to receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose on a non-cumulative basis.
Liquidation or Dissolution
In the event of our liquidation, dissolution or winding up, holders of Common Shares are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding shares of preferred stock, including the Series A Preferred Shares.
Conversion and Exchange
The Common Shares are not subject to any conversion or exchange rights.
Other Provisions
Other than preemptive rights granted to certain affiliates of Brown Brothers Harriman & Co. (the “BBH Investors”) under the terms of the Investor Rights Agreement, holders of Common Shares have no preemptive or subscription rights. See the section titled “Investor Rights Agreement” for more information. There are no redemption or sinking fund provisions applicable to Common Shares. All outstanding Common Shares are fully paid and non-assessable. The rights, preferences and privileges of the holders of the Common Shares are subject to, and may be adversely affected by, the rights of the holders of the Series A Preferred Shares and shares of any other series of Preferred Shares that we may designate and issue in the future.
Preferred Stock
Under the terms of our certificate of incorporation, our board of directors is authorized, subject to limitations prescribed by the DGCL and by our certificate of incorporation, to issue up to 24,000,000 Series A Preferred Shares and up to 26,000,000 Preferred Shares in one or more other series without further action by the holders of Common Shares. Our board of directors has the discretion, subject to limitations prescribed by the DGCL, our certificate of incorporation and the Investor Rights Agreement, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The rights, preferences, privileges and restrictions of the Series A Preferred Shares are described below.
Series A Preferred Shares
Maturity
Subject to the redemption and conversion rights described below, the Series A Preferred Shares are perpetual securities.
Priority
The Series A Preferred Shares rank, with respect to dividend rights and/or distribution rights upon the liquidation, winding up or dissolution, as applicable, of Westrock: (i) senior to the Common Shares and each other class or series of capital stock of Westrock, the terms of which do not expressly provide that such class or series ranks senior or on parity to the Series A Preferred Shares as to dividend rights or distribution rights upon Westrock’s liquidation, winding up or dissolution (such stock, “Junior Stock”); (ii) on parity with any class or series of capital stock of Westrock, the terms of which expressly provide that such class or series ranks on parity with the Series A Preferred Shares as to dividend rights and distribution rights upon Westrock’s liquidation, winding-up or dissolution (such stock, “Parity Stock”); and (iii) junior to each class or series of any class or series of capital stock of Westrock, the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Shares as to dividend rights or distribution rights upon Westrock’s liquidation, winding-up or dissolution (“Senior Stock”).
Voting
Each holder of the Series A Preferred Shares is entitled to vote, on an as-converted basis, as a single class with the holders of Common Shares and the holders of any other class or series of capital stock of Westrock then entitled to vote with the Common Shares on all matters submitted to a vote of the holders of Common Shares.
Consent Rights
So long as any Series A Preferred Shares are outstanding, Westrock may not, without the affirmative vote or consent of the holders of record of at least a majority in voting power of the Series A Preferred Shares, voting together as a single, separate class: (a) amend, alter or repeal any provision of the certificate of incorporation, the bylaws or any other such organizational document of Westrock that would adversely affect the rights, preferences, privileges, voting power or special rights of the Series A Preferred Shares, (b) amend, alter, or supplement the certificate of incorporation, the bylaws or any other such organizational document of Westrock or any provision thereof, or take any other action to authorize or create, or increase the number of authorized or issued shares of, or any securities convertible into shares of, or reclassify any security into, or issue, any class or series of Senior Stock or Parity Stock, including with respect to dividend rights or rights upon Westrock’s liquidation, winding-up or dissolution, (c) increase or decrease the authorized number of the Series A Preferred Shares or issue Series A Preferred Shares, Parity Stock or Senior Stock and (d) for so long as the BBH Investors and their controlled affiliates own at least sixty percent (60%) of the Series A Preferred Shares that the BBH Investors owned on August 26, 2022, consummate any Fundamental Change (as defined below) in which the holders of the Series A Preferred Shares would receive less than $18.50 per share (subject to customary adjustments).
“Fundamental Change” means the consummation of (i) a sale of all or substantially all of the consolidated assets of Westrock (including by way of any reorganization, merger, consolidation or other similar transaction); (ii) a direct or indirect acquisition of beneficial ownership of more than fifty percent (50%) of the voting securities of Westrock by another person or group (other than an equityholder of Westrock immediately prior to the closing of its de-SPAC transaction or its affiliates or any “group” arising out of the Investor Rights Agreement by means of any transaction or series of transactions (including any reorganization, merger, consolidation, joint venture, share transfer or other similar transaction); (iii) a consolidation, merger, reorganization or other form of acquisition of or by Westrock or other transaction in which Westrock’s stockholders retain less than fifty percent (50%) of the voting securities of the entity resulting from such transaction (including, without limitation, an entity that, as a result of such transaction, owns Westrock either directly or indirectly through one or more subsidiaries) upon consummation of such transaction; or (iv) the obtaining by any person or group (other than an equityholder of Westrock immediately prior to the closing of its de-SPAC transaction or its affiliates or any “group” arising out of the Investor Rights Agreement) of the power to elect a majority of the members of Westrock’s board of directors.
Dividends
Westrock may, subject to customary restrictions, but is not required to, declare or pay any dividends solely on the Series A Preferred Shares (such dividends, the “Preferred Dividends”) on a Dividend Payment Date. “Dividend Payment Date” means March 31, June 30, September 30 and December 31 of each year; provided that, if any such Dividend Payment Date is not a business day, then the applicable dividend shall be payable on the next business day immediately following such Dividend Payment Date, without any interest. The record date for payment of Preferred Dividends will be the close of business on the fifteenth (15th) day of the calendar month that contains the relevant Dividend Payment Date or such other record date fixed by our board of directors (or a duly authorized committee of our board of directors) that is not more than sixty (60) nor less than ten (10) days prior to such Dividend Payment Date.
Holders of the Series A Preferred Shares are entitled to receive ratably any dividends that our board of directors declares and pays on the Common Shares, on an as-converted basis, when paid to holders of Common Shares (the “Participating Dividends”). The record date for each Participating Dividend shall be the same as the record date for the corresponding dividend on the Common Shares.
Subject to customary exceptions, so long as any Series A Preferred Shares remain outstanding, unless (x) full dividends on all outstanding Series A Preferred Shares that have been declared have been paid in full, including, in arrearage, or a sum sufficient for the payment of those dividends has been or is set aside by Westrock, (y) no Escalation Event is ongoing and (z) if any Fundamental Change has occurred, the requirement of obtaining the consent of the holders of a majority of the Series A Preferred Shares (voting as a separate class), if applicable, was satisfied with respect to such Fundamental Change, Westrock may not declare any dividend on, or make any distributions relating to, the Common Shares or any other Junior Stock, or redeem, purchase, acquire or make a liquidation payment relating to, any Junior Stock. “Escalation Event” means (i) any event of default for a failure to make payment when due under the principal credit facility of Westrock or (ii) the failure of Westrock to redeem all Series A Preferred Shares that the holders thereof have elected for redemption.
For so long as any Series A Preferred Shares remain outstanding, if declared dividends are not paid in full upon the Series A Preferred Shares and any Parity Stock, all dividends declared upon the Series A Preferred Shares and any Parity Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that all unpaid dividends as of the end of the most recent dividend payment period per Series A Preferred Share and accrued and unpaid dividends as of the end of the most recent dividend period per share of any Parity Stock bear to each other.
Liquidation or Dissolution
The initial liquidation preference of the Series A Preferred Shares is $11.50 per share, plus any declared but unpaid dividends and subject to accretion if the PIK Rate (defined below) is in effect. In the event of our liquidation, dissolution or winding up, holders of the Series A Preferred Shares are entitled to receive, per Series A Preferred Share, the greater of (a) the liquidation preference and (b) the amount such holder would have received had they converted their Series A Preferred Shares into Common Shares immediately prior to such liquidation event.
If, upon the voluntary or involuntary liquidation, winding-up or dissolution of Westrock, the assets of Westrock available for distribution to the holders of the Series A Preferred Shares and holders of Parity Stock are insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to the holders of the Series A Preferred

Shares and holders of the Parity Stock shall be distributed among and paid to such holders, ratably in proportion to the respective amounts that would be payable to such holders if such assets were sufficient to permit payment in full.
Conversion, Transferability and Exchange
Holders of Series A Preferred Shares may voluntarily convert their Series A Preferred Shares into a whole number of Common Shares at any time at a rate equal to the quotient of (a) the liquidation preference as of the applicable conversion date, divided by (b) the conversion price as of the applicable conversion date, which is currently $11.50 per Series A Preferred Share, plus cash in lieu of fractional shares. The initial conversion price of $11.50 per Series A Preferred Share is subject to customary adjustments for the issuance of Common Shares as a dividend or distribution to the holders of Common Shares, a subdivision or combination of the Common Shares, reclassification of the Common Shares into a greater or lesser number of Common Shares, certain tender or exchange offers for the Common Shares, and issuances of Common Shares below a specified price.
Subject to the rights described under “Fundamental Change” below, in the event of specified extraordinary transactions, as a result of which Common Shares would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof), each Series A Preferred Share outstanding immediately prior to such event will, without the consent of the holders of the Series A Preferred Shares, become convertible into the kind of stock, other securities or other property or assets that such holder would have been entitled to receive if such holder had converted its Series A Preferred Shares into Common Shares immediately prior to such event.
Other than as described above and under “Fundamental Change” below, the Series A Preferred Shares are not convertible at the option of Westrock.
Fundamental Change
For so long as the BBH Investor and its controlled affiliates own at least sixty percent (60%) of the Series A Preferred Shares that the BBH Investor owned as of August 26, 2022, the consummation of any Fundamental Change in which the holders of Series A Preferred Shares would receive less than the $18.50 per share (subject to customary adjustments) requires the consent of holders of a majority of the Series A Preferred Shares.
In a Fundamental Change in which the consent of holders of a majority of the Series A Preferred Shares as a separate class is required, the holders of the Series A Preferred Shares will be entitled to receive the greater of (i) the liquidation preference of the Series A Preferred Shares and (ii) the amount such holder would have received had they converted the Series A Preferred Shares into Common Shares immediately prior to such Fundamental Change. In connection with a Fundamental Change in which the consent of holders of a majority of the Series A Preferred Shares as a separate class is not required, the holders of the Series A Preferred Shares will be entitled to receive the greater of (i) $18.50 per Series A Preferred Share (subject to customary adjustments) and (ii) the amount such holder would have received had they converted their Series A Preferred Shares into Common Shares immediately prior to such Fundamental Change.
Westrock is required to pay the above redemption price in cash, provided that, if all or any portion of the consideration delivered to holders of Common Shares in such Fundamental Change consists of securities, Westrock (or its successor) may pay a portion of equal proportion, but only of equal portion, of the redemption in Qualifying Stock, with the fair market value of such Qualifying Stock (as defined below) being determined by our board of directors in good faith using reasonable methodologies. “Qualifying Stock” means securities of Westrock or the acquiring, surviving or resulting entity in such Fundamental Change or the entity controlling any such entity that has voting powers, preferences, privileges and special rights identical to the rights of the Series A Preferred Shares except for such differences that if made to the Series A Preferred Shares would not require the consent of holders of the Series A Preferred Shares voting as a separate class and that is listed on a nationally recognized stock exchange.
Redemption
After February 26, 2028, any holder of Series A Preferred Shares may require Westrock to redeem all or any whole number of such holder’s Series A Preferred Shares in cash, subject to applicable law and the terms of any credit agreement or similar arrangement pursuant to which a third-party lender provides debt financing to Westrock or its subsidiaries, at a redemption price per share equal to the greater of (a) the liquidation preference and (b) the product of (i) the number of Common Shares that would have been obtained from converting one Series A Preferred Share on the redemption notice date and (ii) the simple average of the daily volume-weighted average price per Common Share for the ten (10) trading days ending on and including the trading day immediately preceding the redemption notice date.
A holder may exercise its right to redeem the Series A Preferred Shares by delivering a written notice to Westrock, which notice must certify (x) such holder’s address, (y) the number of Series A Preferred Shares held by such holder and the number of Series A Preferred Shares that such holder has elected to have redeemed and (z) the holder’s desired date of redemption, which must be a business day that is no earlier than thirty (30) days and no later than sixty (60) days from the date such notice is sent if such notice is sent prior to February 26, 2028 and no earlier than sixty (60) days and no later than ninety (90) days otherwise, or such later date as may be required to comply with the requirements of applicable law.
To the extent any redemption is prohibited to be in cash, the liquidation preference on each unredeemed Series A Preferred Share will start accreting daily at a rate of ten percent per annum (the “PIK Rate”). In such case, any holder of Series A Preferred Shares may thereafter put any outstanding Series A Preferred Shares to Westrock only on August 26 of the applicable year, on the above terms, with the PIK Rate increasing by two percent with respect to unredeemed Series A Preferred Shares on each occasion that Westrock cannot satisfy the redemption entirely in cash.
After February 26, 2028, Westrock may redeem, ratably, in whole or, from time to time in part, the Preferred Shares of any holder then outstanding at a redemption price in cash, equal to the greater of (i) the liquidation preference and (ii) the product of (x) the number of Common Shares that would have been obtained from converting one Series A Preferred Share on the date Westrock notifies holders of the call (including fractional shares for this purpose) and (y) the simple average of the daily volume weighted average price per Common Share for the ten trading days ending on and including the trading day immediately preceding the date of the exercise of such call by Westrock. The redemption price for the Series A Preferred Shares held by the BBH Investors may not be less than the $18.50 per Series A Preferred Share (subject to adjustments); provided that Westrock may redeem such shares in such a case if it pays an incremental price per share on the redemption date to the BBH Investors equal to the difference between $18.50 (subject to adjustments) and the redemption price otherwise.
Westrock may exercise its right to redeem the Series A Preferred Shares by delivering a written notice to all of the holders, which notice must, among other things, state the date on which the redemption shall occur, which date shall be no earlier than thirty (30) days and no later than sixty (60) days from the redemption notice date, the number of Series A Preferred Shares to be redeemed and, if fewer than all the shares of a holder are to be redeemed, the number of such Series A Preferred Shares to be redeemed, and redemption price to be paid on the redemption date.
Sinking Fund
The Series A Preferred Shares are not subject to or entitled to the operation of a retirement or sinking fund.
Other Provisions
The BBH Investors have additional rights and obligations with respect to their Series A Preferred Shares under the Investor Rights Agreement. See the section titled “Investor Rights Agreement.”
Anti-Takeover Effects of Various Provisions of Delaware Law, Our Certificate of Incorporation and Our Bylaws
Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire Westrock by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, which are summarized below, may discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of Westrock to first negotiate with our board of directors. Westrock believes that the benefits of increased protection of its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure it outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Anti-Takeover Statute
As a Delaware corporation, Westrock is subject to Section 203 of the DGCL regarding corporate takeovers. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless:
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prior to the date of the transaction, the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time such transaction commenced, excluding, for purposes of determining the number of shares outstanding, (a) shares owned by persons who are directors and also officers of the corporation and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to such time the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the interested stockholder.

In this context, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status owned, 15% or more of a corporation’s outstanding voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the Common Shares held by our stockholders.
A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by holders of at least a majority of the corporation’s outstanding voting shares. We have not elected to “opt out” of Section 203. However, following this offering and subject to compliance with Delaware law, our organizational documents and any contractual restrictions, we could subsequently elect to “opt out” of Section 203 by such an amendment to our certificate of incorporation or bylaws.
Classified Board
Our certificate of incorporation and bylaws provide that our board of directors is classified and divided into three classes. The directors designated as Class I, II and III directors had initial terms expiring at the 2023, 2024 and 2025 annual meeting of stockholders, respectively. At the 2023, 2024 and 2025 Annual Meetings, the terms of directors for Classes I, II, and III, respectively, expired and each were re-elected to an additional term of three years. Under the classified board provisions, it may take two elections of directors for any individual or group to gain control of our board of directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Westrock. On November 5, 2024, the board of directors increased its size from ten to eleven directors and appointed Mr. Kenneth M. Parent to the resulting vacancy to serve as a Class I director with an initial term expiring in 2026. On March 5, 2026, Mr. R. Brad Martin and Ms. Josie C. Natori retired from the board of directors, and on April 20, 2026 the board of directors appointed Mr. A. Wellford Tabor to the board of directors to serve as a Class II director with an initial term expiring in 2027 and reduced the size of the board from eleven to ten directors. Beginning at the 2026 Annual Meeting, the directors whose terms expired at such annual meeting or expire at any subsequent annual meeting have been or will be elected, as applicable, to hold office for a one-year term expiring at the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified. The board of directors will be fully declassified following the annual meeting in 2028 with all directors standing for election for one-year terms.
At any meeting of stockholders for the election of directors at which a quorum is present, the election will be determined by a majority of the total voting power of shares of capital stock of Westrock present in person or represented by proxy at the meeting and entitled to vote on the matter, except that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the total voting power of shares of capital stock of Westrock present in person or represented by proxy at any such meeting.
Removal of Directors
Directors may be removed only for cause by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of directors; provided that once the directors are in a class that is elected for a one-year term, such director may be removed with or without cause.
Amendments to Certificate of Incorporation and Bylaws
Our certificate of incorporation provides that it may be amended or altered in any manner provided by the DGCL, provided that specified amendments will require the affirmative vote or consent of the holders of at least a majority of the shares of Series A Preferred Shares outstanding at such time, voting together as a separate class. See the section titled “— Series A Preferred Shares — Consent Rights” above. Our bylaws may be adopted, amended, altered or repealed by stockholders upon the approval of a majority of the voting power of all of the then-outstanding shares of stock entitled to vote at an election of directors, provided that specified amendments will require the affirmative vote or consent of the holders of at least a majority of the Series A Preferred Shares outstanding at such time, voting together as a separate class. See the section titled “— Series A Preferred Shares — Consent Rights” above. Additionally, subject to the rights of the Series A Preferred Shares, our certificate of incorporation and bylaws provide that our bylaws may be adopted, amended, altered or repealed by the board of directors.
Size of Board and Vacancies
Our certificate of incorporation and our bylaws provide that the number of directors on our board of directors is fixed exclusively by our board of directors. Our board currently consists of ten (10) directors, provided that, if certain affiliates of HF Capital, LLC exercise their director designation rights, we are required to increase the size of our board by one (1) director. Subject to the rights of certain investors specified in the Investor Rights Agreement, any vacancies on our board of directors resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause will be filled by a majority of the board of directors then in office, whether or not less than a quorum. Subject to the rights of certain investors specified in the Investor Rights Agreement, our certificate of incorporation and our bylaws provide that any director appointed to fill a vacancy on our board of directors will hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which he or she has been appointed expires and until such director’s successor shall have been duly elected and qualified. See the section titled “Investor Rights Agreement.”
Special Stockholder Meetings
Our bylaws provide that only the chairman of the board of directors, the chief executive officer or an officer at the request of a majority of the members of the board of directors pursuant to a resolution approved by the board of directors may call special meetings of Westrock stockholders, and stockholders may not call special stockholder meetings.
Stockholder Action by Written Consent
Stockholder action must take place at the annual or a special meeting of Westrock stockholders, provided that holders of the Series A Preferred Shares may take action or consent to any action with respect to the matters described under the section titled “— Series A Preferred Shares — Consent Rights” above without a meeting by delivering a consent in writing or by electronic transmission of the holders of the Series A Preferred Shares entitled to cast not less than the minimum number of votes that would be necessary to authorize, take or consent to such action at a meeting of stockholders.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our bylaws contain advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors, as well as minimum qualification requirements for stockholders making the proposals or nominations. Additionally, our bylaws require that candidates nominated by stockholders for election as a director disclose their qualifications and make customary representations, including that (a) they are not a party to any undisclosed voting commitment, any voting commitment that could interfere with their ability to fulfill their fiduciary duties as a director of Westrock, should they be elected, or any undisclosed agreement pursuant to which they would receive compensation, reimbursement or indemnification in connection with their service as a director of Westrock, (b) they will be in compliance, should they be elected, with Westrock’s corporate governance guidelines and Westrock’s conflict of interest, confidentiality and stock ownership and trading policies and (c) they will abide by the procedures for the election of directors in our bylaws.
No Cumulative Voting
The DGCL provides that stockholders will not have the right to cumulate votes in the election of directors unless the Company’s certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.
Undesignated Preferred Stock
The authority that our board of directors possesses to issue Preferred Shares could potentially be used to discourage attempts by third parties to obtain control of Westrock through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors may be able to issue Preferred Shares with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of the Common Shares.
Terms of the Preferred Shares
There are terms of the Series A Preferred Shares that may discourage attempts by third parties to obtain control of Westrock through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. These include: (i) the rights of the holders of Series A Preferred Shares to vote as a separate class with respect to amendments to the certificate of incorporation and bylaws of Westrock that would adversely affect the rights, preferences, privileges, voting power or special rights of the Series A Preferred Shares and, for so long as the BBH Investors and their controlled affiliates own at least sixty percent (60%) of the Series A Preferred Shares that the BBH Investors owned on August 26, 2022, any Fundamental Change in which the holders of the Series A Preferred Shares would receive less than $18.50 per share (subject to adjustment), and (ii) the rights of the Series A Preferred Shares in a Fundamental Change to receive at least a specified amount. See the section titled “— Preferred Stock” above for more information.
Limitations on Liability, Indemnification of Officers and Directors, and Insurance
Elimination of Liability of Directors and Officers
The DGCL authorizes corporations to limit or eliminate the personal liability of directors and certain officers to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors or officers, as applicable, except for liability (1) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for a director under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends or unlawful stock purchases or redemptions), (4) for any transaction from which the director derived an improper personal benefit, or

(5) for an officer, in any action by or in right of the corporation. Our certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director or officer will be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. While our certificate of incorporation provides directors and officers with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate this duty. Accordingly, our certificate of incorporation has no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.
Indemnification of Directors, Officers and Employees
Our certificate of incorporation and our bylaws require us to indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of Westrock, or is or was serving at the request of Westrock as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by Westrock, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection with such proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Westrock and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
We are authorized under our bylaws to purchase and maintain insurance to protect Westrock and any current or former director, officer, employee or agent of Westrock or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Westrock would have the power to indemnify such person against such expense, liability or loss under the DGCL.
We have entered into indemnification agreements with each of our directors and officers. The indemnification agreements provide that we will indemnify each indemnitee to the fullest extent permitted by the DGCL from and against all loss and liability suffered and expenses, judgments, fines and amounts paid in settlement incurred in connection with defending, investigating or settling any threatened, pending, or completed action, suit or proceeding related to the indemnitee’s service with the Company. Additionally, we have agreed to advance to the indemnitee expenses incurred in connection therewith.
The limitation of liability and indemnification provisions in these indemnification agreements and our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors and covered officers for breach of fiduciary duty. These provisions also may reduce the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment in our securities may be adversely affected to the extent we pay the costs of settlement and damage awards under these indemnification provisions.
Exclusive Forum
Our certificate of incorporation provides that, unless the Westrock board of directors consents in writing to the selection of an alternative forum, the Delaware Court of Chancery or, if the Delaware Court of Chancery declines to accept jurisdiction, any state or federal court within the District of Delaware, will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim for or based on a breach of a fiduciary duty owed by any of our current or former directors or officers or other employee to us or our stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, any action asserting a claim against us or any of our current or former directors or officers or other employees arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, or any action asserting a claim related to or involving us that is governed by the internal affairs doctrine under Delaware law and any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. Section 27 of the Exchange Act provides that the district courts of the United States shall have exclusive jurisdiction of violations of the Exchange Act or the rules and regulations thereunder, and of all suits in equity and actions at law brought to enforce any liability or duty created by the Exchange Act or the rules and regulations thereunder. As a result, this forum selection provision will not apply to actions arising under the Exchange Act or the rules and regulations thereunder. This forum selection provision will also not apply to any other claim for which the federal courts have exclusive jurisdiction. In addition, Westrock’s certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. There is uncertainty as to whether a court would enforce this provision with respect to claims under the Securities Act, and our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Corporate Opportunity Waiver
Our certificate of incorporation provides that Westrock waives, to the maximum extent permitted by law, the application of the doctrine of corporate opportunity, or any other analogous doctrine, with respect to Westrock, any non-employee directors or stockholders or any of their respective affiliates. Without limiting the foregoing, Westrock will renounce, to the fullest extent permitted by law, any interest or expectancy of Westrock, its stockholders and any of their respective affiliates in, or in being notified of or offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of Westrock who is not an employee of Westrock or any of its subsidiaries or (ii) any such director’s affiliates, partners, or other representatives (each of the foregoing, a “Covered Person”), unless such matter, transaction or interest is expressly offered to such director solely in his or her capacity as a director of Westrock. No Covered Person shall have any duty to communicate or offer an Excluded Opportunity to Westrock or any of its affiliates or stockholders, and no Covered Person shall have any liability to Westrock, any of its affiliates or stockholders for breach of any duty, as a director or otherwise, by reason of the fact that such Covered Person pursues or acquires an Excluded Opportunity, directs an Excluded Opportunity to another person or fails to present an Excluded Opportunity, or information regarding an Excluded Opportunity, to Westrock or any of its affiliates or stockholders.
Authorized but Unissued Shares
Our authorized but unissued shares of Common Shares and Preferred Shares will be available for future issuance without your approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of Common Shares and Preferred Shares could render more difficult or discourage an attempt to obtain control of Westrock by means of a proxy contest, tender offer, merger or otherwise.
Registration Rights
Certain of our stockholders have demand and piggy-back registration rights under the terms of our registration rights agreement, dated April 4, 2022.
Transfer Agent
The transfer agent and registrar for the Common Shares and Series A Preferred Shares is Computershare Trust Company, N.A.
Listing of Common Shares and Series A Preferred Shares
The Common Shares are listed on the Nasdaq under the symbol “WEST”. The Series A Preferred Shares are not currently listed on any stock exchange, automated quotation system or other market and we do not currently intend to list the Series A Preferred Shares on any stock exchange, automated quotation system or other market.

INVESTOR RIGHTS AGREEMENT
The following description summarizes certain important terms of our Investor Rights Agreement. This description is not complete and is qualified by reference to the full text of our Investor Rights Agreement, which is included as Exhibits 4.3 and 4.4 to the registration statement of which this prospectus is a part.
The parties to the Investor Rights Agreement are (i) Westrock Group, LLC (together with certain other entities, the “WCC Investors”), (ii) BBH Capital Partners V, L.P., BBH Capital Partners V-A, L.P., and BBH CPV WCC Co-Investment LLC (as referred to before, the “BBH Investors”), (iii) 2023-2 R Brad Martin Grantor Retained Annuity Trust and R. Brad Martin (collectively, the “Riverview Investors”), and (iv) HF Direct Investments Pool, LLC (“HF Investor”).
Pursuant to the Investor Rights Agreement and resolutions subsequently adopted by the Board, the Westrock board of directors will consist of ten directors, provided that if the HF Investor exercises its board designation right, Westrock is required to increase the size of the board by one director. The WCC Investors have the right to designate for inclusion in Westrock’s slate of individuals to be nominated for election to the board of directors of Westrock (a) up to two directors (of which, so long as the Westrock board of directors is classified, one director will be for Class I and one director will be for Class III) for so long as the initial WCC Investors collectively beneficially own at least 10% of our outstanding stock and (b) up to one director (which such director will be for Class III so long as the Westrock board of directors is classified), so long as the WCC Investors collectively beneficially own at least 5% of our outstanding stock but less than 10% of our outstanding stock. The BBH Investors have the right to designate for inclusion in Westrock’s slate of individuals to be nominated for election to the board of directors of Westrock (a) up to two directors (of which, so long as the Westrock board of directors is classified, one director will be for Class II and one director will be for Class III) for so long as the BBH Investors collectively beneficially own at least 10% of our outstanding stock and (b) up to one director (which such director will be for Class III so long as the Westrock board of directors is classified), so long as the BBH Investors collectively beneficially own at least 5% of our outstanding stock but less than 10% of our outstanding stock; provided that, such designated directors must satisfy the independence requirements under the Nasdaq listing standards. The Riverview Investors have the right to designate for inclusion in Westrock’s slate of individuals to be nominated for election to the board of directors of Westrock (a) two directors (of which, so long as the Westrock board of directors is classified, one director will be for Class I and one director will be for Class II) for so long as the Riverview Investors, any controlled affiliate of R. Brad Martin and certain investors who invested in the Company by purchasing Riverview Acquisition Corp. shares collectively beneficially own at least 10% of our outstanding stock and (b) one director (of which, so long as the Westrock board of directors is classified, will be for Class I), for so long as the Riverview Investors, any controlled affiliate of R. Brad Martin and such PIPE Investors collectively beneficially own at least 5% of our outstanding stock but less than 10% of our outstanding stock; provided that, such designated directors must satisfy independence requirements under the Nasdaq listing standards. The remaining directors will be designated for inclusion in Westrock’s slate of individuals to be nominated for election to the board of directors of Westrock by the Nominating and Corporate Governance Committee of the Westrock board of directors and must satisfy independence requirements under the Nasdaq listing standards. Additionally, the HF Investor has the right to designate for inclusion in Westrock’s slate of individuals to be nominated for election to the board of directors of Westrock up to one director (which such director will be for Class II so long as the Westrock board of directors is classified), so long as the HF Investor beneficially owns at least 5% of our outstanding stock. However, the HF Investor may not exercise the right to nominate a director so long as Ken Parent serves on the board of directors.
If the BBH Investors have the right to nominate at least one director and none of the directors designated by BBH are R. Patrick Kruczek or Matthew Salsbury (the “Specified BBH Individuals”), Westrock is required to appoint one Specified BBH Individual not then serving as a director on the Westrock board of directors as a non-voting observer of the Westrock board of directors.
As noted before, pursuant to the Investor Rights Agreement, the Westrock board of directors consists of ten directors, provided that, if the HF Investor exercises its board designation right, Westrock is required to increase the size of the board by one director. Any increase or decrease of the size of the Westrock board of directors above or below this specified number will require the consent of each of the WCC Investors, the BBH Investors, the Riverview Investors and the HF Investor, so long as such investor has the right to designate at least one director. In the event that a vacancy is created at any time by the death, disqualification, resignation, removal or failure to be elected by Westrock’s stockholders (and no other director has been elected by the stockholders of Westrock to fill such vacancy) of a director designated by the WCC Investors, the BBH Investors, the Riverview Investors or the HF Investor, the applicable designating party will have the right to designate a replacement to fill such vacancy and the Westrock board of directors will use reasonable best efforts to cause such designee to be promptly appointed to the Westrock board of directors to fill such vacancy, subject to applicable law.
The Investor Rights Agreement also provides preemptive rights to the BBH Investors. Subject to customary exceptions, for so long as the BBH Investors have the right to designate at least one director, if Westrock proposes to issue any Common Shares or equity interests of Westrock (including any warrants, options or other rights to acquire, or any securities that are exercisable for, exchangeable for or convertible into, Common Shares or any class of security of Westrock) (a) in an unregistered offering to third parties or (b) at an offering price or implied offering price (in each case, prior to any underwriters’ discount and any other fees and commissions) for the Common Shares that is less than $10.00 per share (subject to customary adjustments), the BBH Investors have the right to purchase their pro-rata amount of such equity interests on the same terms and conditions and at the same price as being offered in such offering.
The WCC Investors, the BBH Investors, the Riverview Investors and the HF Investor are subject to customary standstill restrictions, including that such investors or any controlled affiliate of the controlling persons of such investors cannot, without Westrock’s prior written consent, (a) make any public announcement, proposal or offer with respect to, or otherwise solicit, seek or offer to effect (i) any business combination, merger, tender offer, exchange offer, sale of all or substantially all assets or similar transaction, (ii) any restructuring, recapitalization, liquidation or similar transaction involving Westrock or any of its subsidiaries, or (iii) any acquisition of any of Westrock’s loans, debt securities, equity securities or assets, or rights or options to acquire interests in any of Westrock’s loans, debt securities, equity securities or asset; (b) seek to control or change the management or the board of directors of Westrock; (c) call any special meeting of stockholders of Westrock or engage in any written consent of stockholders regarding the foregoing; (d) publicly disclose any intention, plan or arrangement prohibited by the foregoing or take any action that would or would reasonably be expected to require Westrock to make a public announcement regarding the possibility of a transaction or any of the events described in this paragraph, or (e) contest the validity of the standstill restrictions or make, initiate, take or participate in any demand, action (legal or otherwise) or proposal to amend, waive or terminate any provision of the standstill restrictions. Subject to specified early termination triggers, the standstill restrictions with respect to the WCC Investors, BBH Investors, the Riverview Investors and the HF Investor automatically terminate on the first day after such investor no longer has the right to designate any directors for nomination pursuant to the Investor Rights Agreement.
The Investor Rights Agreement also provides that if an Escalation Event is ongoing during the period during which the BBH Investors have the right to designate at least one director pursuant to the Investor Rights Agreement, Westrock may not take specified actions, that would require lender consent under our credit facility, without the consent of the BBH Investors and must provide the BBH Investors with the same information it provides to the lenders under our credit facility and at substantially the same time as it is provided to such lenders.
The BBH Investors and the HF Investor are subject to certain short-sale and hedging restrictions with respect to our securities for so long as they have director designation rights under the Investor Rights Agreement.
The Investor Rights Agreement also provides that Westrock cannot redeem any Series A Preferred Shares held by the BBH Investors if the redemption price for such shares is less than $18.50 per share (subject to adjustments), provided that Westrock may redeem such shares in such a case if it pays an incremental price per share on the redemption date to the BBH Investors equal to the difference between $18.50 per share (subject to adjustments) and the redemption price.
The Investor Rights Agreement also imposes customary confidentiality obligations on the WCC Investors, BBH Investors, the Riverview Investors and the HF Investor.
The Investor Rights Agreement is governed under Delaware law.

DESCRIPTION OF PREFERRED SHARES ISSUABLE
Under the terms of our certificate of incorporation, our board of directors is authorized, subject to limitations prescribed by the DGCL and by our certificate of incorporation, to issue up to 24,000,000 Series A Preferred Shares and up to 26,000,000 Preferred Shares in one or more other series without further action by the holders of Common Shares. Our board of directors has the discretion, subject to limitations prescribed by the DGCL, our certificate of incorporation and the Investor Rights Agreement, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
The rights, preferences, privileges and restrictions of the Series A Preferred Shares are described in the section titled “Description of Securities — Series A Preferred Shares”.
The foregoing description is qualified in its entirety by the text of our certificate of incorporation, our bylaws and the DGCL.
The applicable prospectus supplement will describe the terms of any Preferred Shares in respect of which this prospectus is being delivered.

DESCRIPTION OF DEPOSITARY SHARES ISSUABLE
General.   We may, at our option, elect to offer depositary shares representing fractional interests in Preferred Shares. If we do, we will arrange the issuance by a depositary of receipts for depositary shares, and each of those depositary shares will represent a fractional interest in a Preferred Share. We will specify that fractional interest in the applicable prospectus supplement.
The Preferred Shares underlying the depositary shares offered by use of this prospectus and an applicable prospectus supplement will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in the Preferred Share underlying that depositary share, to all the powers, preferences and rights of the Preferred Share underlying that depositary share, in proportion to the applicable fractional interest in the Preferred Share which those depositary shares represent. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The depositary shares offered by use of this prospectus and an applicable prospectus supplement will be evidenced by depositary receipts issued under the deposit agreement. The depositary will issue depositary receipts to those persons who purchase the fractional interests in the Preferred Share underlying the depositary shares, in accordance with the terms of the offering. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that will be included as exhibits to the registration statement.
Dividends and Other Distributions.   The depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Share to the record holders of related depositary receipts in proportion to the number of depositary shares owned by those holders.
If we make a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution as nearly as practicable in proportion to the number of depositary shares held by each holder, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds from the sale to the applicable holders of the depositary receipts.
Redemption of Depositary Shares.   Upon redemption, in whole or in part, of shares of any series of Preferred Share that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the Preferred Share so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of Preferred Share.
Depositary shares called for redemption will no longer be outstanding after the applicable redemption date, and all rights of the holders of those depositary shares will cease, except the right to receive any money, securities, or other property upon surrender to the depositary of the depositary receipts evidencing those depositary shares.
Voting the Preferred Shares.   Upon receipt of notice of any meeting at which the holders of Preferred Shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares representing that Preferred Share. Each record holder of those depositary shares on the record date, which will be the same date as the record date for the Preferred Shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Shares underlying that holder’s depositary shares. The depositary will try, to the extent practicable, to vote the number of Preferred Shares underlying those depositary shares in accordance with those instructions, and we will agree to take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote the Preferred Shares to the extent it does not receive specific instructions from the holders of depositary shares representing the Preferred Shares.
Amendment and Termination of the Deposit Agreement.   We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time regarding any depositary shares offered by use of this prospectus and an applicable prospectus supplement. However, any amendment that materially and adversely alters the rights of the holders of depositary shares or would be materially and adversely inconsistent with the rights granted to holders of the underlying Preferred Shares pursuant to our certificate of incorporation will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if:
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all outstanding depositary shares have been redeemed; or

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there has been a final distribution of the underlying Preferred Shares in connection with our liquidation, dissolution or winding up and the Preferred Shares have been distributed to the holders of depositary receipts.

Charges of Depositary.   We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements regarding any depositary shares offered by use of this prospectus and an applicable prospectus supplement. We will also pay charges of the depositary in connection with the initial deposit of the Preferred Shares and any redemption of the Preferred Shares. Holders of depositary receipts will pay transfer and other taxes and governmental charges and other charges with respect to their depositary receipts as expressly provided in the deposit agreement.
Resignation and Removal of Depositary.   The depositary for the depositary shares offered by use of this prospectus and an applicable prospectus supplement may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of its appointment.
Miscellaneous.   The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the Preferred Shares.
Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performing in good faith our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding relating to any depositary shares or Preferred Shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting Preferred Shares for deposit, holders of depositary receipts or other persons we believe to be competent, and on documents we believe to be genuine.
The applicable prospectus supplement will modify or supplement and provide additional terms about the terms of any depositary shares in respect of which this prospectus is being delivered.

DESCRIPTION OF WARRANTS ISSUABLE
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies in which the price of such warrants will be payable;

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the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

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the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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if applicable, a discussion of any material United States Federal income tax considerations; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS ISSUABLE
We may issue units consisting of one or more warrants, Preferred Shares, Common Shares or any combination of such securities. The terms of any units being offered will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will set forth the following terms of the units in respect of which this prospectus is delivered:
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the terms of the units and of the warrants, Preferred Shares and Common Shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units; and

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a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.
Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:
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how it handles securities payments and notices;

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whether it imposes fees or charges;

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how it would handle a request for the holders’ consent, if ever required;

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whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, the DTC, New York, New York, will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—  Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.
We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:
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an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

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an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

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we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

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the depositary may, and we understand that the DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.
Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:
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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

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if we notify any applicable trustee that we wish to terminate that global security; or

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if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including, without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
We will describe the terms of the offering of the securities and the specific plan of distribution in a prospectus supplement or supplements to this prospectus, any related free writing prospectus that we may authorize to be provided to you, an amendment to the registration statement of which this prospectus is a part or other filings we make with the SEC under the Exchange Act that are incorporated by reference. Such description may include, to the extent applicable:
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the name or names of any underwriters, dealers, agents or other purchasers;

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the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

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any options to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the Nasdaq, the existing trading market for our Common Shares, or sales made to or through a market maker other than on an exchange. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional shares or other options. If a dealer is used in the sale of securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship.
We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations. We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
We may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or dealers or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for us in the ordinary course of business.
All securities we may offer, other than Common Shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may be granted an option to purchase additional shares, and engage in stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An underwriter’s option to purchase additional shares involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters, dealers or agents that are qualified market makers on the Nasdaq may engage in passive market making transactions in our Common Shares on the Nasdaq in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Common Shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Wachtell, Lipton, Rosen & Katz. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed a registration statement on Form S-3, including exhibits, under the Securities Act, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included or incorporated by reference in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement, our exhibits and the other documents incorporated by reference herein.
In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.westrockcoffee.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.
Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:
•
our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on
March 10, 2026;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, June 30, 2026 and September 30, 2026, filed with the SEC on May 7, 2026, August 6, 2026, and November 5, 2026, respectively;

•
the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A relating to our 2026 annual meeting of stockholders, filed with the SEC on April 23, 2026;

•
our Current Reports on Form 8-K, in each case to the extent filed and not furnished with the SEC on March 10, 2026 (only with respect to Item 5.02), April 20, 2026, June 5, 2026, June 30, 2026 and October 21, 2026; and

•
the description of our Common Shares in our registration statement on Form 8-A/A filed with the SEC on August 26, 2022, including any amendments thereto or reports filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.westrockcoffee.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Information on, or accessible through, our website is not part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our securities. You can obtain any of the documents incorporated by reference into this prospectus from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee, Nasdaq Global Market fee and the FINRA filing fee.
Amount
SEC registration fee	$1,107.61(1)
Nasdaq Global Market fee	(2)
FINRA filing fee	(2)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Transfer agent and registrar fees and expenses	(2)
Printing and miscellaneous fees and expenses	(2)
Total	(2)

(1)
Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include $487,268,924.28 of securities which remain unsold as of the date hereof previously registered by the Registrant’s registration statement on Form S-3 (File No. 333-274827), which was originally filed with the SEC on October 2, 2023, and declared effective by the SEC on November 17, 2023 (the “Prior Registration Statement”). The aggregate filing fees previously paid in connection with such unsold securities was $71,920.89 and such amount will continue to be applied to such unsold securities in connection with the filing of this Registration Statement on Form S-3.

(2)
The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or certain officers of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except for liability (1) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for a director under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends or unlawful stock purchases or redemptions), (4) for any transaction from which the director derived an improper personal benefit, or (5) for an officer, in any action by or in right of the corporation. Westrock’s certificate of incorporation provides for such limitation of liability.
Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of such person’s service as a director, officer, employee or agent of the corporation, or such person’s service, at the corporation’s request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in Westrock’s bylaws, Westrock is required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by any such person was authorized by Westrock’s board of directors.
Westrock’s certificate of incorporation and bylaws require Westrock to indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of Westrock or is or was serving at the request of Westrock as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by Westrock, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes under ERISA, as amended, or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection with such proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Westrock and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Westrock is authorized under its bylaws to purchase and maintain insurance to protect Westrock and any current or former director, officer, employee or agent of Westrock or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Westrock would have the power to indemnify such person against such expense, liability or loss under the DGCL. Westrock believes that these indemnification provisions and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.
Item 16.   Exhibits.
Exhibit No.	Description of Exhibit
1.1†	Form of Underwriting Agreement
4.1	Certificate of Incorporation of Westrock Coffee Company (incorporated by reference to Exhibit 3.1 to Westrock Coffee Company’s Quarterly Report on Form 10-Q, filed on August 29, 2022)
4.2	Bylaws of Westrock Coffee Company (incorporated by reference to Exhibit 3.2 to Westrock Coffee Company’s Quarterly Report on Form 10-Q, filed on August 29, 2022)
4.3	Amended and Restated Investor Rights Agreement, dated as of June 29, 2023, by and among Westrock Coffee Company, Westrock Group, LLC, BBH Capital Partners V, L.P., BBH Capital Partners V-A, L.P., BBH CPV WCC Co-Investment LLC, Riverview Sponsor Partners, LLC and HF Direct Investments Pool, LLC (incorporated by reference to Exhibit 4.2 to Westrock Coffee Company’s Current Report on Form 8-K, filed on June 30, 2023)

Exhibit No.	Description of Exhibit
4.4	First Amendment, dated November 5, 2024, to the Amended and Restated Investor Rights Agreement, dated as of June 29, 2023, by and among Westrock Coffee Company, Westrock Group, LLC, BBH Capital Partners V, L.P., BBH Capital Partners V-A, L.P., BBH CPV WCC Co-Investment LLC, 2023-2 R Brad Martin Grantor Retained Annuity Trust, R. Brad Martin and HF Direct Investments Pool, LLC (incorporated by reference to Exhibit 4.1 to Westrock Coffee Company’s Current Report on Form 8-K, filed on November 7, 2024)
4.5†	Form of Certificate of Designation for Preferred Stock and Specimen Preferred Stock Certificate
4.6†	Form of Deposit Agreement and Specimen Depositary Receipt
4.7†	Form of Warrant Agreement and Specimen Warrant Certificate
4.8†	Form of Unit Agreement and Specimen Unit Certificate
5.1	Opinion of Wachtell, Lipton, Rosen & Katz
10.1	Registration Rights Agreement, dated as of April 4, 2022, by and among Westrock Coffee Company and the other parties thereto (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-4 (File No. 333-264464), initially filed on April 25, 2022 by Westrock Coffee Company)
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of Westrock Coffee Company
23.2	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)
24.1	Power of Attorney (reference is made to the signature pages of this Form S-3)
107	Calculation of Registration Fee

†
To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
A.
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)   To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ‘Calculation of Filing Fee Tables’ or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) and this paragraph (iii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

B.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.
That, for the purpose of determining liability under the Securities Act to any purchaser, (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

E.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
F.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

G.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, on November 10, 2026 in the City of Little Rock, State of Arkansas.
WESTROCK COFFEE COMPANY
By:
/s/ L. Keith Harvey

Name: L. Keith Harvey
Title:  Chief Legal Officer and Corporate Secretary

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott T. Ford, T. Christopher Pledger and L. Keith Harvey and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional registration statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date
/s/ Scott T. Ford Scott T. Ford	Chief Executive Officer and Director (principal executive officer)	November 10, 2026
/s/ T. Christopher Pledger T. Christopher Pledger	Chief Financial Officer (principal financial officer)	November 10, 2026
/s/ Blake Schuhmacher Blake Schuhmacher	Chief Accounting Officer (principal accounting officer)	November 10, 2026
/s/ Joe T. Ford Joe T. Ford	Chairman of the Board, Director	November 10, 2026
/s/ R. Patrick Kruczek R. Patrick Kruczek	Director	November 10, 2026
/s/ Hugh McColl, III Hugh McColl, III	Director	November 10, 2026
/s/ A. Wellford Tabor A. Wellford Tabor	Director	November 10, 2026
/s/ Mark Edmunds Mark Edmunds	Director	November 10, 2026
/s/ Kenneth M. Parent Kenneth M. Parent	Director	November 10, 2026
/s/ Leslie Starr Leslie Starr	Director	November 10, 2026

Name	Title	Date
/s/ Oluwatoyin Umesiri Oluwatoyin Umesiri	Director	November 10, 2026
/s/ Jeffrey H. Fox Jeffrey H. Fox	Director	November 10, 2026